Exhibit 10.7

                                Advance Agreement

      Party A(pound)(0)China Star Investment Management Co. Ltd.
      Party B(pound)(0)Kiwa Bio-Tech Products (Shandong) Co. Ltd.

      The Advance Agreement is signed on June 29, 2005 by both parties, to clarify the following advance transactions:

      1. During April to June 2005, Party A advanced an aggregate sum of RMB785,000 to Party B through its bank accounts in China. The details of date and amounts are as followed:

                             Date                     RMB
                 -------------------------------------------------

                            5-Apr-05               100,000.00
                           29-Apr-05                45,000.00
                           13-May-05                16,000.00
                           16-May-05                45,000.00
                           20-May-05                 9,000.00
                           23-May-05                35,000.00
                           26-May-05                20,000.00
                           30-May-05               100,000.00
                            2-Jun-05                15,000.00
                            7-Jun-05                40,000.00
                           14-Jun-05                20,000.00
                           21-Jun-05                40,000.00
                           23-Jun-05                40,000.00
                           29-Jun-05               260,000.00
                                            ------------------
                      Total                        785,000.00
                                            ------------------

      2. Both parties agreed the abovementioned advances (RMB785,000 (i.e. $94,844.56) in total) bear interest at 12% per annum starting from date of draw down. Party B agreed to settle the advances within 180 days since the date of draw down. It is agreed that Party B has the option to repay or settle the advances on or before the expiry.

      3. Both parties agreed that Party B will issue to Party A warrants that entitle Party A to purchase up to 474,224 of common stock based on the

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      conversion price specified in Clause 4. Party A shall have the right to exercise the warrants within next 24 months.

      4. Conversion: At the option and instruction of Party A, Party A shall at any time make an application to exercise any warrants for the issuance of shares of Party B's holding company, Kiwa Bio-Tech Products Group Corporation ("KWBT"). Party A shall have the right to exercise the warrants based on a conversion price equal to the closing quote of the shares of KWBT, listed on the Over-the-counter Bulletin Board (the "Shares") on the date of drawing down the fund. A list of the closing quotes of KWBT during the dates of the draw down is attached in the Appendix A. The mechanics of the conversion are as follows:



      (1) Shares issued upon Exercise will be registered within six months or as soon as practicable on behalf of such Person or Persons as Party A shall direct at Party B or KWBT's expense. Party A shall have unlimited piggyback right.

      (2) Party B or KWBT shall procure that all taxes and capital, stamp, issue and registration duties (if any) arising in connection with the Exercise.

      (3) Party B or KWBT shall procure that on or as soon as possible after conversion evidence satisfactory to Party A shall be delivered to Party A in respect of its legal title to the Shares and that definitive certificates are delivered to Party A in respect of the Shares as soon as practicable.

      (4) Fractions of shares will not be made available and any cash adjustment to be made shall be paid to Party A.

      (5) Party B or KWBT shall promptly notify Party A in written form of any potential changes in majority holding or events that would have a substantial impact on KWBT's asset structure or business control (which are collectively called "changes in majority holding"). This notification and other proper assistance shall be promptly delivered to Party A so as to allow it to make decisions as to whether to exercise its right of converting the loan according to clause 4. In case of failure to promptly deliver the notification to Party A, Party A reserves the right to request a proper adjustment on the conversion price so as to keep consistent with the result of conversion prior to the changes in majority holding.

Party A:   China Star Investment Management Co. Ltd.


Signature: /s/ Zulong Liang
           ---------------------
           Director


Party B:   Kiwa Bio-Tech Products (Shandong) Co. Ltd.


Signature: /s/ Lianjun Luo
           --------------------------
               Director

Date:      June 29, 2005

Appendix A

List of closing quotes

List of the closing quotes of Kiwa Bio-Tech Products Group Corporation during the dates of the draw down are as followed:


       Date              Closing quote on date       No. of warrants granted
                              of drawdown
----------------------------------------------------------------------------

          5-Apr-05                   0.009                     60,411
         29-Apr-05                   0.026                     27,185
         13-May-05                   0.027                      9,666
         16-May-05                    0.03                     27,185
         20-May-05                   0.024                      5,437
         23-May-05                   0.025                     21,144
         26-May-05                  0.0241                     12,082
         30-May-05                   0.022                     60,411
          2-Jun-05                   0.022                      9,062
          7-Jun-05                   0.021                     24,164
         14-Jun-05                   0.018                     12,082
         21-Jun-05                   0.015                     24,164
         23-Jun-05                   0.013                     24,164
         29-Jun-05                   0.014                    157,067
                                                       ---------------
                                                              474,224
                                                       ---------------